                                                                     Exhibit 1.2

                              HERCULES INCORPORATED
                                  Common Stock



                             UNDERWRITING AGREEMENT


                                                                 July 21, 1999

BANC OF AMERICA SECURITIES LLC
     as Representative of the several Underwriters
     listed in Schedule A
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019


Ladies and Gentlemen:

          Hercules Incorporated, a Delaware corporation (the "Company") confirms its agreement (this "Underwriting Agreement") with the Representative named above (the "Representative") and each of the other underwriters listed in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of common stock totaling 5,000,000, without par value ($25/48 stated value), of the Company (the "Common Stock") set forth in said Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 5,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-63423) and pre-effective amendment no. 1 thereto for the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company filed a post-effective amendment thereto on November 9, 1998 and such other post-effective amendment has become effective. Such registration statement (as so amended), in the form in which it became effective, is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the time the applicable final prospectus and the final prospectus supplement were first furnished to the Underwriters by the Company; and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness but prior to the delivery of the applicable final prospectus and the final prospectus supplement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the delivery of the applicable final prospectus and the final prospectus supplement in the forms first furnished to the Underwriters by the Company; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the delivery of the applicable final prospectus and the final prospectus supplement in the forms first furnished to the Underwriters by the Company.

          SECTION 1. Representations and Warranties.

          (a) Representations and Warranties by the Company. The Company, as to itself and its subsidiaries, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time (as defined in Section 2(c)) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

               (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

               At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein.

               Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3) Independent Accountants. Each of the accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

               (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the capitalization information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein but the pro forma financial statements may differ from actual results.

               (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of the Material Subsidiaries (as defined below), other than those arising in the ordinary course of business, which are, individually or in the aggregate, material with respect to the Company and its subsidiaries considered as one enterprise or (C) except for regular dividends on the Company's Common Stock (which dividends include amounts, sometimes called "dividend equivalents," paid under the Company's employee benefit and compensation plans on the Common Stock and grants (whether options, restricted stock or other) under such plans on the Common Stock, but only to the extent such amounts do not exceed the amounts of ordinary cash dividends that would be payable were such Common Stock grants treated as Common Stock), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. "Material Subsidiary" shall mean every subsidiary of the Company that (i) is listed on Schedule B hereto, (ii) together with its subsidiaries on a consolidated basis during the 12 months preceding the date of this Underwriting Agreement accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its subsidiaries or (iii) is otherwise necessary for the ongoing business operations of the Company or its subsidiaries, taken as a whole.

               (6) Good Standing of the Company. The Company is a duly and validly existing corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease, license and operate its properties, to conduct the business in which it is currently engaged, to issue the Securities and to enter into and perform its obligations under, or as contemplated under, this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.

               (7) Good Standing of Material Subsidiaries. Each Material Subsidiary is a duly organized and validly existing entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease, license and operate its properties and to conduct the business in which it is currently engaged and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of parties other than the Company's subsidiaries. None of the outstanding capital stock of any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

               (8) Capitalization. The number of authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus.

               (9) Authorization of the Securities. As of the Closing Time, the Securities will have been duly authorized for issuance by the Company, and, when issued and delivered against payment therefor as provided in this Underwriting Agreement, will be validly issued and fully paid and nonassessable.

               (10) Authorization of this Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               (11) Descriptions of the Securities and this Agreement. The Securities and this Agreement, as of each Representation Date, conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

               (12) Absence of Defaults and Conflicts. Neither Company nor any of the Material Subsidiaries is in default or, with the giving of notice or lapse of time, would be in default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Material Subsidiaries is subject (each, an "Existing Instrument"), except for such defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (13) Noncontravention. The issuance of the Securities and the execution, delivery and performance by the Company of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the use of the proceeds as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder (A) do not and will not result in any violation of the provisions of the Certificate of Incorporation or By-Laws or other constitutive documents of the Company or any Material Subsidiary, (B) do not and will not conflict with or result in a breach of, or constitute a default or Debt Repayment Trigger Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of the Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens (other than liens created by or contemplated in the Company's credit agreement(s) in effect), charges or encumbrances or failure to obtain consent as could not, individually or in the aggregate, result in a Material Adverse Effect and (C) do not and will not result in any violation of any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of their assets, properties or operations which could result in a Material Adverse Effect. "Debt Repayment Trigger Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for borrowed money in excess of $25,000,000 (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Material Subsidiaries.

               (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or adversely effect the consummation of the transactions contemplated under the Prospectus or the Operative Agreements or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (15) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (16) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of their respective assets, properties or operations is required for the issuance and sale (as applicable) by the Company of the Securities, for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Agreement, except such as have been already made, obtained or rendered, as applicable.

               (17) Stock Exchange Listing All Securities to be issued hereunder have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance.

               (18) Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any Securities. Notwithstanding the foregoing, the repurchase by the Company from time to time pursuant to a share repurchase program authorized by the Board of Directors of the Company, if conducted in accordance with applicable law (including, without limitation, Regulation M and Rule 10b-18 under the 1934 Act), shall not be deemed or considered to be such stabilization or manipulation.

               (19) Possession of Intellectual Property. Except as otherwise disclosed in the Prospectus, the Company and each Material Subsidiary own, lease, license or otherwise possess adequate trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them. Neither the Company nor any of its Material Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any

          Intellectual Property, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

               (20) Possession of Licenses and Permits. The Company and each Material Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess Governmental Licenses could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

               (21) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus the Company will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (22) Environmental Laws. (i) Except as would not have or could not reasonably be expected to result in a Material Adverse Effect, or as is not otherwise disclosed in the Prospectus:

                    (A) each of the real properties owned by the Company or any of its Material Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws (as defined below), and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Material Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that could be reasonably expected to give rise to liability under any applicable Environmental Laws;

                    (B) neither the Company nor any of its Material Subsidiaries has received any written notice of, or inquiry from any governmental authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials (as defined below) or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Company or any of its Material Subsidiaries have knowledge or reason to believe that any such notice is being threatened;

                    (C) Hazardous Materials have not been transported or
               disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Material Subsidiaries;

                    (D) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Material Subsidiary, is or, to the best knowledge of the Company, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Material Subsidiaries, the Real Properties or the Businesses;

                    (E) there has been no release or, to the best knowledge of the Company or any Material Subsidiary, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Material Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws;

                    (F) none of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws; and

                    (G) neither the Company nor any of its Material Subsidiaries has assumed any liability of any Person (other than the Company or one of its Material Subsidiaries) under any Environmental Law.

               (ii) The Company has adopted reasonable procedures that are designed to (A) ensure that for the Company and each of its Material Subsidiaries, each of their respective operations and each of the properties owned or leased by each such entity remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would result in or could be reasonably expected to result in a Material Adverse Effect and (B) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each such entity, any of its respective operations and each of the properties owned or leased by such entity may have under applicable Environmental Laws.

          "Environmental Laws" shall mean any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Hazardous Materials" shall mean any substance, material or waste defined or regulated in or under any Environmental Laws.

          (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          SECTION 2. Sale and Delivery to Underwriters; Closing.

          (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the initial public offering price per security set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Option Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 750,000 additional shares of Common Stock at a price per Option Security equal to the price per Initial Security, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. Such option will expire 30 days after the date of this Underwriting Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by the Representative, the Company, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Representative , the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Underwriter has severally agreed to purchase bears to the total number of Initial Securities, subject to such adjustments as Banc of America Securities LLC ("Banc of America") in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities.

          (c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Ballard Spahr Andrews & Ingersoll, LLP, or at such other place as shall be agreed upon by Banc of America and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of this Underwriting Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Banc of America and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that the Underwriters have exercised their option to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices of Ballard Spahr Andrews & Ingersoll, LLP, or at such other place as shall be agreed upon by Banc of America and the Company, on the relevant Date of Delivery as specified in the notice from Banc of America to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a designated bank account, against delivery to Banc of America for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized Banc of America, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. Banc of America, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as Banc of America may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Securities will be made available for examination and, if applicable, packaging by Banc of America in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          (e) Compensation. As compensation to the Underwriters for their commitments hereunder, the Company hereby agrees to pay at the Closing Time or the relevant Date of Delivery, as the case may be, to Banc of America, for the respective accounts of the Underwriters, in immediately available funds, a commission per Security to be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, as is specified in Schedule C hereto.

          SECTION 3. Covenants. The Company covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Banc of America immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give Banc of America notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Banc of America with copies of any such document that could reasonably relate to an investment decision for the Securities a reasonable amount of time prior to such proposed filing or use, as the case may be and will not file or use any such document to which Banc of America or counsel for the Underwriters shall reasonably object in writing within three days of receipt thereof.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to Banc of America and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to Banc of America, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If at any time when the

Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), at the expense of the Company, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as such Underwriters may reasonably request.

          (f) Compliance with Blue Sky Laws. The Company will cooperate with the Underwriters and use their best efforts to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, will comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company will not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would as a result of such action be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any exemption therefrom with respect to) any Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

          (i) Restriction on Sale of Securities. For 90 days from the date of this Underwriting Agreement, the Company will not, without the prior written consent of Banc of America, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the 1934 Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of

Common Stock, subject to the contemplated separate offering and sale of CRESTS Units by the Company and Hercules Trust II, and the granting of options and sales of shares and other similar rights under the Company's existing stock option, compensation and other employee benefit plans.

          (j) Lock-up Agreements. At the date of this Underwriting Agreement, the Underwriters shall have received an agreement or agreements substantially in the form of Exhibit C hereto signed by the persons on Schedule D hereto.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses.

          (a) Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors or agents (including transfer agents and registrars) to the Company, and (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and the Prospectus and any amendments or supplements thereto.

          (b) Termination of Agreement. If this Underwriting Agreement is terminated by Banc of America in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Securities pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, the performance by the Company of its covenants and other obligations hereunder, and the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinions of Counsel for Company. At the Closing Time, the Underwriters shall have received opinions, dated as of the Closing Time, of (i) Israel J. Floyd, Assistant General Counsel of the Company and (ii) Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibits A and B hereto and to such further effect as counsel to the Underwriters may reasonably request. Mr. Floyd may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to matters of law involving the Internal Revenue Code of 1986, as to the laws of the State of New York and as to federal securities laws, to the extent covered by such counsel in their opinion.

          (c) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and of public officials.

          (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President and Chief Executive Officer or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

          (e) Accountants' Comfort Letters. At the time of the execution of this Underwriting Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP and Ernst & Young LLP letters, each dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

          (f) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (g) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Banc of America shall have received:

               (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

               (2) The opinions of (i) Israel J. Floyd, Assistant General Counsel of the Company and (ii) Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions required by Section 5(b) hereof.

               (3) The opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
          Section 5(e) hereof.

               (4) A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

               (5) Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any other securities of the Company by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any other securities of the Company.

          (h) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale (as applicable) of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale (as applicable) of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters.

          (i) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Securities on such Date of Delivery) may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6. Indemnification.

          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted in respect thereof), as incurred, to which such Underwriter or controlling person may be subject, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company shall not be liable insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or in the Registration Statement or any amendment thereto, the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement provided for in this Section 6 with respect to a preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, if required by law so to have been delivered, with or prior to the delivery of the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if
(A) the Company have previously furnished copies thereof to such Underwriter a reasonable amount of time in advance of such confirmation and (B) the applicable untrue or alleged untrue statement or omission was corrected therein.

          (b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted in respect thereof), as incurred, to which the Company may become subject, insofar as such losses, claims, damages or liabilities arise out of or are based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

          (c) Actions against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought (the "Indemnified Person") pursuant to either of subsections (a) or (b) above, such Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing (in such detail as may be available to such Indemnified Person). In no case shall an Indemnifying Person be liable under this Section 6 with respect to any claim made against an Indemnified Person unless such Indemnifying Person shall be notified in writing of the nature of the claim within a reasonable time after the Indemnified Person is aware of such claim thereof, but failure so to notify such Indemnifying Person shall not relieve it from any liability which it may have otherwise than on account of this Section 6. Upon such notice, the Indemnifying Person shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation or as provided in the next succeeding paragraph. Each Indemnified Person shall assist the Indemnifying Person in any defense undertaken pursuant to this Section 6 by providing such assistance and cooperation (including, without limitation, witness and documentary or other information) as may be reasonably requested by the Indemnifying Person in connection with such defense, provided that all reasonable costs and expenses of such assistance and cooperation shall be borne by the Indemnifying Person.

          Notwithstanding anything to the contrary herein contained, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in the applicable suit, action, proceeding, claim or demand (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or defenses available to them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) retained by the Indemnified Persons in accordance with the preceding sentence, and that all such fees and expenses, to the extent they are reasonable, shall be reimbursed as they are incurred, subject to the provisions of the succeeding paragraph. Any such separate firm for the Underwriters and controlling persons of the Underwriters shall be designated in writing by Banc of America and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and controlling persons of the Company shall be designated in writing by the Company.

          The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for any Indemnified Person, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, an Indemnifying Person shall not be liable for any settlement referred to in such sentence effected without its consent if such Indemnifying Person (i) reimburses such Indemnified Person in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Person substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          No Indemnifying Person shall, without the prior written consent of all Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 is unavailable or insufficient to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under Section 6, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

          The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total proceeds from the offering of such Securities (before deducting expenses) received by the Company (net of the amount of the total underwriting discount paid by the Company) and the total underwriting discounts received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate initial public offering price of such Securities as set forth on such cover page.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, if required by law so to have been delivered, with or prior to the delivery of the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if (A) the Company has previously furnished copies thereof to such Underwriter a reasonable amount of time in advance of such confirmation and (B) the applicable untrue or alleged untrue statement or omission was corrected therein.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

          Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of the Initial Securities set forth opposite their names in the Schedule A hereto, and not joint.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect for the period contemplated by the applicable statute of limitations, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

          SECTION 9. Termination.

          (a) Termination. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
(ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or (iv) a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Underwriting Agreement (the "Defaulted Securities"), then Banc of America shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Banc of America shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date pursuant to this Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date pursuant to this Underwriting Agreement, this Underwriting Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in (i) a termination of this Underwriting Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Securities, as the case may be, either Banc of America or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Banc of America at 600 Montgomery Street, San Francisco, California 94111, attention of Jeffrey R. Lapic, with a copy to Edward F. Petrosky, Esq., Brown & Wood LLP, One World Trade Center, New York, New York 10281; and notices to the Company shall be directed to it at Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, attention of Israel J. Floyd, Esq., with a copy to Justin P. Klein, Esq., Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103.

          SECTION 12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon each of the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,



                                        HERCULES INCORPORATED


                                        By: /s/ GEORGE MACKENZIE
                                           ----------------------------------
                                            Name:  George MacKenzie
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
BANC OF AMERICA SECURITIES LLC
  as Representative of the several Underwriters


By: BANC OF AMERICA SECURITIES LLC



By: /s/ TARLTON H. LONG
   ----------------------------------
          Authorized Signatory

On behalf of itself and the other several
Underwriters

                                                                     Schedule A



                                                                 Number of
                                                                 Initial
        Underwriter                                             Securities
        -----------                                             ----------
        Banc of America Securities LLC ......................   3,760,000
        Chase Securities Inc. ...............................     155,000
        Deutsche Bank Securities Inc. .......................     155,000
        Goldman, Sachs & Co. ................................     155,000
        Merrill Lynch, Pierce, Fenner & Smith Incorporated...     155,000
        J.P. Morgan Securities Inc. .........................     155,000
        Morgan Stanley & Co. Incorporated ...................     155,000
        Salomon Smith Barney Inc. ...........................     155,000
        The Robinson-Humphrey Company, LLC ..................     155,000
                                                                ---------
                       Total ................................   5,000,000
                                                                ---------

                                                                     Schedule B



                              Material Subsidiaries



Hercules Credit, Inc.
Hercules Flavor, Inc.
WSP, Inc.
Aqualon Company
Hercules Finance Company
FiberVisions, L.L.C.
FiberVisions Incorporated
FiberVisions Products, Inc.
Hercules International Limited
BetzDearborn, Inc.
BetzDearborn Europe, Inc.
DRC, Ltd.
BL Technologies, Inc.
BLI Holdings, Inc.
BetzDearborn Paper Process Group, Inc.
Hercules Investments Global, Ltd.
Hercules Overseas Corporation
BetzDearborn International, Inc.
Hercules Trust I
Hercules International Trade Corporation Limited
Hercules Holding BV/BVBA
Curtis Bay Insurance Co., Ltd.
Hercules Europe BVBA
FiberVisions A/S
Hercules Canada Inc.
Hercules Beringen BVBA
Hercules Doel BVBA
Aqualon France BV
Pomosin GmbH
Hercules BV
Hercules Limited
Hercules GmbH
Copenhagen Pectin A/S
BetzDearborn Canada, Inc.
Hercules Deutschland GmbH

                                                                     Schedule C



                              HERCULES INCORPORATED

                        5,000,000 Shares of Common Stock

                    (Without Par Value ($25/48 stated value))



1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $35.00.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $34.30, being an amount equal to the initial public offering price set forth above less $ 0.70 per share.

                                                                    Schedule D

                           Persons Subject to Lock-Up


June B. Barry                 Alan R. Hirsig                 J. Frank Raboud
David L. Chester              Hans H. Hjorth                 Larry V. Rankin
Thomas A Ciconte, Jr.         Edith E. Holiday               Monika Riese-Martin
Vincent J. Corbo              Robert G. Jahn                 John P. Murta
Richard G. Dahlen             Bruce W. Jester                Michael J. Scott
Dominick W. DiDonna           Vikram Jog                     Stuart C. Shears
John G. Drosdick              Gaynor N. Kelley               John A. H. Shober
R. Keith Elliott              Jan M. King                    David A. Simpson
Richard M. Fairbanks, III     Ralph L. MacDonald, Jr.        Paula A. Sneed
Israel J. Floyd               George MacKenzie               Matthias Sonneveld
Thomas W. Fredericks          H. Eugene McBrayer             Harry J. Tucci
Robert E. Gallant             Peter McCausland

                                                                      EXHIBIT A



                       Form of Opinion of Israel J. Floyd

                                             July 27, 1999



Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

         Re: Issuance and Sale of 5,000,000 Shares of Common Stock

Ladies and Gentlemen:

         I am Assistant General Counsel of Hercules Incorporated (the "Company"), a Delaware corporation, and I am familiar with the Company's plans to (i) issue 5,000,000 shares of common stock, without par value ($25/48 stated value) (the "Underwritten Securities"), (ii) sell the Underwritten Securities to the underwriters named in the Underwriting Agreement dated July 21, 1999 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, as representative of the several underwriters named in Schedule A thereto (the "Underwriters"), and (iii) grant to the Underwriters the option to purchase up to an additional 750,000 shares of common stock to cover over-allotments (collectively with the Underwritten Securities, the "Common Stock").

         This opinion is being delivered pursuant to Section 5(b)(i) of the Underwriting Agreement. Unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings set forth in the Underwriting Agreement.

         For the purposes hereof, I have examined or have had examined by members of the Company's legal staff, on whom you and I are justified in relying, the following: (i) a signed counterpart of the Underwriting Agreement;
(ii) a signed copy of a registration statement on Form S-3 (Registration No. 333-63423), filed by the Company with the Commission on September 15, 1998, for the registration of the Common Stock under the 1933 Act, Pre-effective Amendment No. 1 to the registration statement on Form S-3 filed with the Commission under the 1933 Act on October 29, 1998, and Post-effective Amendment No. 1 to the registration statement on Form S-3 filed with the Commission under the 1933 Act on November 9, 1998; and (iii) the opinion of Ballard Spahr Andrews & Ingersoll, LLP dated the date hereof. Such registration statement, as amended, initially became effective under the 1933 Act on October 30, 1998, and the post-effective amendment thereto became effective on November 9, 1998. Such registration statement, as amended, is hereinafter referred to as the "Registration Statement" and the prospectus dated October 30, 1998, and the related prospectus supplement dated July 21, 1999 with respect to the Common Stock, as filed pursuant to Rule 424(b) of the 1933 Act, are hereinafter referred to collectively as the "Prospectus."

         In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

         In addition, I have examined or have had examined by members of the Company's legal staff, on whom you and I are justified in relying, the originals, or copies certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, as restated and amended, By-Laws, as revised and amended, and such records, documents, certificates, and other information as in my judgment are necessary or appropriate to enable me to render the opinion expressed below and relied as to matters of fact, to the extent I have deemed proper, on certificates of responsible officers of the Company and certificates and statements or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence, qualification or good standing of the Company and its Material Subsidiaries.

         The opinions set forth herein are based on and limited to the laws of the State of Delaware and the federal laws of the United States and I am not admitted to practice law in the State of New York.

         Based on and subject to the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, other than in such jurisdiction or jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

         3. The Company has all corporate power and authority and the legal right to (a) own, lease, license and operate its properties, (b) conduct the business in which it is currently engaged and (c) enter into, and perform its obligations under, or as contemplated under, the Underwriting Agreement.

         4. Neither the Company nor any of its Material Subsidiaries is in violation of its Charter or By-Laws or other constitutive documents or is in default under any Existing Instrument, except for such defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of the Underwriting Agreement, the consummation of the transactions therein contemplated and the compliance by the Company with its obligations thereunder
(i) do not and will not result in any violation of the provisions of the Certificate of Incorporation or By-Laws or other constitutive documents of the Company or any Material Subsidiary, (ii) do not and will not conflict with or constitute a breach of, default or a Debt Repayment Trigger Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances (other than liens, charges or encumbrances created by or contemplated in the Credit Agreement (as defined below) as in effect on the date hereof), or failure to obtain consent as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or governmental body having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective assets, properties or operations the result of which could result in a Material Adverse Effect.

         5. Each Material Subsidiary of the Company is a duly and validly existing entity and is in good standing under the laws of the jurisdiction of its incorporation or organization, has all corporate power and authority to own, lease, license and operate its properties and conduct its business as currently conducted. Each Material Subsidiary is duly qualified as a foreign entity in good standing in each other jurisdiction, where its ownership, lease, license or operation of property or the conduct of its business requires such qualification, other than in such jurisdiction or jurisdictions where the failure to be so qualified and be in good standing could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien (other than liens created by or contemplated in the Amended and Restated Credit Agreement dated as of April 19, 1999, among the Company and NationsBank, N.A., as Administrative Agent, and the lenders party thereto as in effect on the date hereof (the "Credit Agreement")), encumbrance, claim or equity other than the Company's or its subsidiaries or, to the best of my knowledge, any pending or threatened claim. There are no preemptive or other similar rights of any securityholder (other than the Company and its subsidiaries) with respect to the outstanding shares of capital stock of any such Material Subsidiary.

         6. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus Supplement under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit or compensation plans described or incorporated by reference in the Prospectus or upon exercise of outstanding options or warrants described or incorporated by reference in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and, to the best of my knowledge, have been issued in compliance with federal and state securities laws. Such shares of capital stock conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus. None of the outstanding shares of capital stock, including the Underwritten Securities, was issued in violation of preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Other than as described in the Prospectus, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other rights to subscribe for or purchase, securities of the Company arising (a) by operation of the Certificate of Incorporation or By-Laws of the Company or the General Corporation Law of the State of Delaware or (b) to the best of my knowledge, otherwise.

         7. The Underwritten Securities to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Underwriting Agreement.

         8. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which I express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         9. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         10. The statements in or incorporated by reference in the Prospectus under the captions "Legal Proceedings," "Business--Litigation" and "--Environmental Matters," insofar as such statements constitute matters of law, summaries of legal matters, the Company's Certificate of Incorporation or By-Law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by me and fairly present and summarize, in all material respects, the matters referred to therein.

         11. The Company meets the requirements for use of Form S-3 under the 1933 Act. We have been advised by the staff of the Commission that the Registration Statement has been declared effective by the Commission under the 1933 Act. To the best of my knowledge, the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to my knowledge, are contemplated or threatened by the Commission.

         12. To the best of my knowledge, there are no actions, suits, proceedings, inquiries or investigations before or brought by any legal or governmental agency or body now pending or, to the best of my knowledge, threatened against or affecting the Company or any of its Material Subsidiaries which are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein or which could reasonably be expected to result in a Material Adverse Effect, or adversely effect the consummation of the transactions contemplated under the Prospectus or the Operative Agreements or the performance by the Company or the Trust of their respective obligations hereunder and thereunder.

         13. To the best of my knowledge, there are no Existing Instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

         14. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(i) to the best of my knowledge, there has been no material adverse change, or development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, in or affecting the earnings, business, operations or financial position, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, (ii) to the best of my knowledge, there have been no transactions entered into by the Company or any of its Material Subsidiaries, other than those arising in the ordinary course of business, which are, individually or in the aggregate, material with respect to the Company and its subsidiaries, considered as one enterprise and (iii) except for regular dividends on the

Company's common stock or preferred stock (which dividends include amounts (sometimes called "dividend equivalents") paid under the Company's employee benefit and compensation plans on the common stock grants (whether options, restricted stock or other) under such plans, but only to the extent such amounts do not exceed the amounts of ordinary cash dividends that would be payable were such common stock grants treated as common stock), in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         15. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement, except for such rights as have been duly waived.

     In addition, I have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and others at which the contents of the Registration Statement and the Prospectus, and any amendments thereto, and related matters were discussed, and although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any amendments thereto, on the basis of the foregoing, nothing has come to my attention which would lead me to believe that either the Registration Statement or any amendments thereto, at the time the Company filed its Annual Report on Form 10-K for the year ended December 31, 1998 with the Commission or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion with respect to the financial statements and the notes thereto and schedules and other financial or statistical information derived therefrom included or incorporated by reference in the Registration Statement or the Prospectus).

     This letter is furnished solely for the information of the Underwriters in connection with the offering and sale of the Common Stock and may not be relied upon by any other person without my prior written consent in each instance.

                                       Very truly yours,



                                       Israel J. Floyd
                                       Assistant General Counsel and
                                       Corporate Secretary

                                                                      EXHIBIT B



            Form of Opinion of Ballard Spahr Andrews & Ingersoll, LLP


                                                              July 27, 1999



Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

                  Re: Issuance and Sale of 5,000,000 Shares of
                      Common Stock of Hercules Incorporated

Ladies and Gentlemen:

                  We have acted as special counsel to Hercules Incorporated, a Delaware corporation (the "Company"), in connection with (i) the execution and delivery of the Underwriting Agreement dated July 21, 1999 (the "Underwriting Agreement"), between the Company and Banc of America Securities LLC, as representative of the several underwriters named in Schedule A thereto (the "Underwriters), (ii) the issuance and sale by the Company of 5,000,000 shares of common stock of the Company, without par value ($25/48 stated value) (the "Common Stock"), and (iii) the preparation of the Company's registration statement on Form S-3 (Registration No. 333-63423) filed with the Commission under the 1933 Act on September 15, 1998, Pre-effective Amendment No. 1 to the Company's registration statement on Form S-3 filed with the Commission under the 1933 Act on October 29, 1998 and Post-effective Amendment No. 1 to the Company's registration statement on Form S-3 filed with the Commission under the 1933 Act on November 9, 1998. Such registration statement, as amended, is hereinafter referred to as the "Registration Statement," and the prospectus dated October 30, 1998, and the related prospectus supplement with respect to the Common Stock dated July 21, 1999, as filed pursuant to Rule 424(b) of the 1933 Act, are hereinafter referred to collectively as the "Prospectus."

                  This opinion is being delivered to you pursuant to Section 5(b)(ii) of the Underwriting Agreement. Unless defined in this opinion, capitalized terms are used herein as defined in the Underwriting Agreement.

                  In our capacity as special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the specimen certificate representing the Common Stock, the minutes of corporate proceedings of the Company and such corporate records of the Company, and other agreements, documents and instruments, and such certificates or comparable documents of public officials, officers and representatives of the Company and other persons, and have made such inquiries of such officers, representatives and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. While we have reviewed the Company's reports filed under the 1934 Act, which are incorporated by reference in the Registration Statement, we did not participate in the preparation of all such reports. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

                  We have also assumed, without verification, (i) that the parties to the Underwriting Agreement and the other instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Underwriting Agreement and such other instruments and documents, (ii) the due authorization, execution and delivery by such other parties of the Underwriting Agreement and such other instruments and documents, and (iii) that the Underwriting Agreement and such other instruments and documents constitute legal, valid and binding obligations of each such other party, enforceable against each such other party in accordance with their respective terms.

                  As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the Company in the Underwriting Agreement and on the certificates of and other comparable documents submitted to us by officers and representatives of the Company and other persons, upon statements made to us in discussions with the Company's management and with members of the staff of the Division of Corporation Finance of the Commission and upon certificates of public officials.

                  When an opinion or confirmation is given to our knowledge or to the best of our knowledge or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in this firm who have participated in the specific transaction to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

                Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                    1. The Common Stock being sold pursuant to the Underwriting Agreement (A) conforms in all material respects to the statements relating thereto contained in the Prospectus and is in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and (B) has been duly authorized, and when issued and delivered to the Underwriters against payment therefor and in accordance with such terms will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or, to our knowledge, otherwise.

               2. The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

               3. The Registration Statement and the Prospectus, including the documents incorporated by reference therein, and each amendment to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.


               4. The information (A) included or incorporated by reference in the Prospectus under the captions "Description of Capital Stock" and "Description of the Securities to be Offered" and (B) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's Certificate of Incorporation or By-Law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.


               5. No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus and the Underwriting Agreement, other than under the 1933 Act and the 1933 Act Regulations, which have already been made, obtained or rendered, as applicable.



               6. The Company is not, and upon the issuance and sale of the Common Stock as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          The opinions set forth above are subject to the following exceptions, qualifications and limitations:

          (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors' rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy;

          (b) We express no opinion as to the enforceability of any choice of law provision in any document; and

          (c) We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware General Corporation Law, and we express no opinion on the state securities or "Blue Sky" law of any state.

                                 * * * * * * *

                  In addition, although we have not undertaken, except as otherwise indicated in this opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and others at which the contents of the Registration Statement and the Prospectus and related matters were reviewed and discussed. On the basis of our participation in such conferences, we do not believe that the Registration Statement, at the time the Company filed its Annual Report on Form 10-K for the year ended December 31, 1998 with the Commission or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and the notes thereto and schedules and other financial or statistical data derived therefrom included or incorporated by reference in the Registration Statement or the Prospectus).

                                 * * * * * * *

                  This opinion is furnished solely for the information of the Underwriters in connection with the offering and sale of the Common Stock and may not be relied upon by any other person without our prior written consent.

                  This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.


                                                   Very truly yours,

                                                                     EXHIBIT C

                                                                    July 13,1999
BANC OF AMERICA SECURITIES LLC
  as Representative of the several Underwriters
  listed in Schedule A of the Underwriting Agreement
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York  10019


              Re:  Proposed Public Offering of Common Stock

Dear Sir/Madam:

          As a stockholder, director and/or executive of Hercules Incorporated ("Hercules"), I understand that Banc of America Securities LLC as representative of the several underwriters listed in the Underwriting Agreement proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Hercules Incorporated and the other parties named therein providing for the public offering of common stock of Hercules, without par value ($25/48 stated value) (the "Common Stock"). In recognition of the benefit that such an offering will confer upon me and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree with each underwriter to be named in the Underwriting Agreement that during a period from the date that the said public offering is priced (which date is estimated to be July 20 or 21, 1999), until ninety (90) days thereafter (which date is estimated to be October 20 or 21, 1999), I will not without the prior written consent of Banc of America Securities LLC (which consent may be withheld at its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 or otherwise dispose of any shares of Hercules common stock owned either of record or beneficially by me or publicly announce my intention to so any of the foregoing.


                                 Very truly yours,

                                 Signature:
                                           ---------------------------------

                                 Name Printed:
                                              ------------------------------

                                 Title:
                                       -------------------------------------




                                      C-1